EXHIBIT 3.1

                             NYS DEPARTMENT OF STATE
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FILING RECEIPT          INCORPORATION (BUSINESS)
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CORPORATION NAME

                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
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DATE FILED      DURATION & COUNTY CODE        FILM NUMBER       CASH NUMBER

07/23/81        P           NEW               A784128-4         642259
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NUMBER AND KIND OF SHARES           LOCATION OF PRINCIPAL OFFICE

200NPV                              NEW YORK
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COMMENTS:

SERVICO
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ADDRESS FOR PROCESS                       REGISTERED AGENT

RUSKIN SCHLISSEL
MOSCOU & EVANS
114 OLD COUNTRY ROAD
MINEOLA     NY
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FEES AND/OR TAX PAID AS FOLLOWS:

AMOUNT OF CHECK $00110.00   AMOUNT OF MONEY ORDER $_____   AMOUNT OF CASH $_____

$5.00 DOLLAR FEE TO COUNTY                $  100.00   FILING
FILER NAME AND ADDRESS                    $00010.00   TAX
RUSKIN SCHLISSEL  MOSCOU & EVANS          $           CERTIFIED COPY
114 OLD COUNTRY ROAD                      $           CERTIFICATE
MINEOLA     NY                            TOTAL PAYMENT $ 0000110.00

                                          REFUND OF $

                                    TO FOLLOW
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                       BASIL A PATERSON SECRETARY OF STATE

State of New York  )
                   ) ss.:                              4183
Department of State)



I hereby certify that I have compared the annexed copy with the original document filed by the Department of State and that the same is a correct transcript of said original.



      Witness my hand and seal of the Department of State on Jan 18 1983



                                     /s/ GAIL S SHAFFER

                                    Secretary of State

                          Certificate of Incorporation



                                   C/I-1

                          CERTIFICATE OF INCORPORATION
                                       OF
                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.



                   FILED BY: RUSKIN, SCHLISSEL, MOSCOU & EVANS
                             ATTORNEYS AT LAW
                             114 OLD COUNTRY ROAD
                             MINEOLA, NY 11501



STATE OF NEW YORK
DEPARTMENT OF STATE
FILED JUL 23, 1981

AMT OF CHECK $110
FILING FEE $100
TAX $10
COPY $_____
CERT $_____
REFUND $_____

BY: /s/ MR
    -------------
       P n.4.
                                                     SERVICO

                          CERTIFICATE OF INCORPORATION
                                       OF
                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.



Under Section 402 of the Business Corporation Law:

      The undersigned, being a natural person of at least eighteen (18) years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:


      FIRST: The name of the corporation is National Medical Health Card Systems, Inc.

      SECOND: The corporation is formed for the following purpose or purposes:

      To process employee claims for various health related fringe benefits.

      The corporation, in furtherance of its corporate purposes above set forth, shall have all of the powers conferred upon corporations organized under the Business Corporation Law subject to any limitations thereof contained in this Certificate of Incorporation or in the laws of the State of New York.

      THIRD: The office of the Corporation is to be located in the City, State and County of New York.

      FOURTH: The aggregate number of shares which the corporation shall have authority to issue is two hundred (200) all of which are without par value, and all of which are of the same class.

      FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o Ruskin, Schlissel, Moscou & Evans, P.C., 114 Old Country Road, Mineola, New York 11501.

      SIXTH: The duration of the corporation is to be perpetual.

      SEVENTH: The number of directors of the corporation shall be determined as provided by the by-laws, provided that this number shall not be less than three
(3), except that where all the shares of the corporation are owned beneficially and of record by less than three (3) shareholders, the number of directors may be less than three (3) but not less than the number of shareholders.

      EIGHTH: Any action required or permitted to be taken by the Board of Directors of the corporation or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of any committee thereof consent in writing to the adoption of a resolution authorizing the action.

      NINTH: Any one or more members of the Board of Directors of the corporation or of any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time and participation by such means shall constitute presence in person.

      TENTH: The Board of Directors by vote of a majority of the entire board shall have the power to adopt, amend or repeal the by-laws but any by-laws adopted by the Board may be amended or repealed by the shareholders.

      ELEVENTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof to any said holder. Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the corporation shall have preemptive rights in respect of the matters, proceedings, or transactions specified in sub-paragraphs (1) to (6), inclusive, of paragraph
(e) of Section 622 of the Business Corporation Law.

      TWELFTH: Except as may otherwise be specifically provided in this certificate of incorporation, no provision of this certificate of incorporation is intended by the corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the corporation, upon its shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel, including in particular, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law.

      THIRTEENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended or repealed and other provisions authorized by the laws of the State of New York at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the of the corporation by this Certificate of Incorporation are granted subject to the provisions of this Article "THIRTEENTH".

      Subscribed and affirmed by me as true under the penalties of perjury on June 15, 1981.


                            /s/ Raymond S. Evans, Esq.
                            --------------------------------------
                            RAYMOND S. EVANS, ESQ.
                            RUSKIN, SCHLISSEL, MOSCOU & EVANS, P.C.
                            114 Old Country Road
                            Mineola, New York  11501

                             NYS DEPARTMENT OF STATE
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FILING RECEIPT          CH SHARES, PURPOSES, AND POWERS
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CORPORATION NAME

                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
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DATE FILED      DURATION & COUNTY CODE        FILM NUMBER       CASH NUMBER

04/21/87                    NEW               B486240-4         930033
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NUMBER AND KIND OF SHARES           LOCATION OF PRINCIPAL OFFICE

SEE COMMENT
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COMMENTS:

200,000,000 PV $.001; 10,000,000 PV $.10
*P-H
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ADDRESS FOR PROCESS                       REGISTERED AGENT


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FEES AND/OR TAX PAID AS FOLLOWS:

AMOUNT OF CHECK $_____   AMOUNT OF MONEY ORDER $00674.00   AMOUNT OF CASH $_____

$6.00 DOLLAR FEE TO COUNTY                $  060.00   FILING
FILER NAME AND ADDRESS                    $00600.00   TAX
GUSRAE KAPLAN & BRUNO                     $   04.00   CERTIFIED COPY
67 WALL STREET                            $           CERTIFICATE
NEW YORK, NY  10005                          010.00   MISCELLANEOUS
                                          TOTAL PAYMENT $ 0000674.00

                                          REFUND OF $

                                    TO FOLLOW
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                       GAIL S SHAFFER - SECRETARY OF STATE